Dandong Longsheng
Power of Attorney

POWER OF ATTORNEY

I, Zhao Guang (identity card number: 232330196808084611), hereby irrevocably agree and entrust any person designated by Shenzheng Zhihao Dongbo Technology Ltd. (the “WFOE Representative”) as my authorized proxy to exercise the following authority within the term of this Power of Attorney:

The WFOE Representative is hereby authorized to exercise all shareholder’s decision rights in LongSheng Horticulture Technology Co., Ltd. (“LongSheng”), which are entitled to me under the laws and the articles of association of LongSheng, including but not limited to sell or transfer of all or part of the shares of LongSheng owned by me and, act as the authorized representative, to appoint and elect legal representative, director, general manager and other senior officers of LongSheng on behalf of me.

The precondition for above entrustment and authorization is that the authorizee shall be a citizen of the People’s Republic of China, and that Shenzheng Zhihao Dongbo Technology Ltd. has consented such entrustment and authorization. In case Shenzheng Zhihao Dongbo Technology Ltd. issues a written notice of dismissing or replacing WFOE Representative, I will immediately withdraw my entrustment and authorization to the former WFOE Representation, and make the same entrustment and authorization as provided herein to another PRC citizen designated by Shenzheng Zhihao Dongbo Technology Ltd.

This Power of Attorney shall be come into effect from the execution date hereof.

Signed by:

Date: